Exhibit 31(i)(c)

Certification

I, Robert J. McCormick, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of TrustCo Bank Corp NY; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2020

/s/ Robert J. McCormick
Robert J. McCormick
Chairman, President and
Chief Executive Officer